As filed with the Securities and Exchange Commission on October 2, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HYCROFT MINING HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1040	82-2657796
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8181 E. Tufts Ave., Suite 510

Denver, Colorado 80237

(303) 253-3267

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Diane R. Garrett

President and Chief Executive Officer

Hycroft Mining Holding Corporation

8181 E. Tufts Ave., Suite 510

Denver, Colorado 80237

(303) 524-1947

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neal, Gerber & Eisenberg LLP

2 N. LaSalle Street, Suite 1700

Chicago, IL 60602

Attention: David S. Stone, Esq.

Tel: (312) 269-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-248516

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Units, Consisting of:
(i) shares of Class A common stock, par value $0.0001 per share, and	$11,500,006	$1,254.65
(ii) warrants to purchase Class A common stock, par value $0.0001 per share (3)
Class A common stock, par value $0.0001 per share (4)	$11,500,006	$1,254.65
Total	$23,000,012	$2,509.30
(1)	Represents only the increase in aggregate offering price. The registrant previously registered securities with an aggregate offering price not to exceed $149,500,000 on a Registration Statement on Form S-1 (File No- 333-248516) as amended (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on Octobeer 1, 2020. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Registration Statement, or $23,000,012, is hereby registered.

(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)	No separate fee is required pursuant to Rule 457(i) under the Act.

(4)	Issuable from time to time upon due exercise of the warrants comprising the Units.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Hycroft Mining Holding Corporation, a Delaware corporation, is filing this registration statement with the Securities and Exchange Commission, or the SEC. This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-248516), which the SEC declared effective on October 1, 2020. We are filing this registration statement for the sole purpose of increasing the aggregate offering price by $23,000,012. This represents a price that represents no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement. The information set forth in the Registration Statement is incorporated by reference in this filing. The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

The Registrant hereby certifies that it (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at U.S. Bank as soon as practicable (but no later than the close of business on October 5, 2020), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank's regular business hours no later than October 5, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 2, 2020.

HYCROFT MINING HOLDING CORPORATION

By:	/s/ Diane R. Garrett
Diane R. Garrett
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/Diane R. Garrett	President, Chief Executive Officer and Director (principal executive officer)	October 2, 2020
Diane R. Garrett

/s/ Jeffrey Stieber	Chief Financial Officer (principal financial and accounting officer)	October 2, 2020
Jeffrey Stieber

*	Chairman of the Board	October 2, 2020
David Kirsch

*	Director	October 2, 2020
Eugene Davis

*	Director	October 2, 2020
John Ellis

*	Director	October 2, 2020
Michael Harrison

*	Director	October 2, 2020
Thomas Weng

*	Director	October 2, 2020
Marni Wieshofer

*By:	/s/ Diane R. Garrett
Diane R. Garrett
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Neal, Gerber and Eisenberg LLP.

23.1	Consent of Plante & Moran PLLC relating to Hycroft Mining Corporation’s financial statements.

23.2	Consent of WithumSmith+Brown, PC relating to Mudrick Capital Acquisition Corporation’s financial statements.

23.3	Consent of Neal, Gerber & Eisenberg LLP (included in Exhibit 5.1)

23.4	Consent of M3 Engineering and Technology Corporation.

23.5	Consent of Steven Newman.

23.6	Consent of Brooke Miller Clarkson.

23.7	Consent of Tim Carew.

23.8	Consent of Matt Hartmann.

23.9	Consent of Richard F. DeLong.

24.1	Power of Attorney (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-248516) filed September 17, 2020).